Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our reports dated February 24, 2014, incorporated herein by reference, on the financial statements of VY MFS Utilities Portfolio (formerly, ING MFS Utilities Portfolio) and Voya Large Cap Value Portfolio (formerly, ING Large Cap Value Portfolio), each a series of Voya Investors Trust, and to the references to our firm under the headings “REPRESENTATIONS AND WARRANTIES” and “FINANCIAL HIGHLIGHTS” in the Proxy Statement/Prospectus.

Boston, Massachusetts

March 19, 2014